Exhibit 99.1

September 27, 2022

Mr. Roger Wurtele

Torchlight Energy Resources, Inc.

5700 W. Plano Parkway #3600

Plano, TX 75093

Dear Mr.Wurtele,

At your request PeTech Enterprises, Inc. (“PEI”) has prepared an estimate of certain hydrocarbon reserves owned by Torchlight Energy Resources, Inc. (“TER”) in the State of Texas as of December 31, 2021. It is our understanding that the proved reserves estimates shown herein constitute all of the proved reserves owned by TER. This evaluation was completed by April 28, 2022, and revised as of August 18, 2022 and September 27, 2022.

These estimates include only Proved and Producing reserves and were prepared following the United States Securities and Exchange Commission (“SEC”) guidelines rule 4-10 Regulation S-X for evaluating and reporting oil and gas reserves. This report has been prepared for TER’s use in connection with public disclosures in its filings with the SEC. Rule 4-10 defines reserves as “...those quantities of oil and gas, which by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations before the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for estimation….Reserves which can be produced through the application of improved recovery techniques….Existing economic conditions include prices and costs at which economic producibility from a reservoir is to be determined. The price shall be the average price during the 12 months before the ending date of the period covered by the report, determined as an unweighted arithmetic average of the first-day-of-the-month price for each month within such period, unless prices are defined by contractual arrangements, excluding escalations based upon future conditions. Undeveloped oil and gas reserves are reserves of any category that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for completion. A complete ruling is available on the SEC website.

Acceptable evaluation geological, engineering, and accounting (cost, taxes, etc.) practice principles were utilized to reach the results of this evaluation. Results were based on historical oil production information, geological maps, logs, and offsetting lease analogs. The evaluation is based on information provided by or through TER for the year ended December 31, 2021. Data such as production rates, lease operating costs, ownership interests, and projections for future activities were relied on to be true. In all cases, PEI has reviewed the data to ensure reasonable values, consistency, and dependability and in PEI’s opinion the assumptions, data, methods, and procedures used in the preparation of this report are appropriate for TER’s purposes of filing this report with the SEC.

OPERATIONS TEXAS

The Hazel project is located in Sterling and Tom Green counties, TX. The company drilled five wells of which the Flying “B” Ranch #3H and #4H are producing. Production is from the Wolfcamp formation. The properties are operated by Maverick Operating. The company drilled or converted a well to be used for saltwater disposal. The currently operating expenses reflect a substantial reduction from previous years as water is now disposed of on location and electric power is available. Initial gross oil production reached 8,319 bbl per month and 31,613 bbl per month of water. It is anticipated that the well has an ultimate oil recovery of 154 Mbbl. The Flying B well 4H had an initial production rate of 4,200 bbl of oil and has an ultimate oil recovery of 192 Mbbl.

NOTE. AS A RESULT OF THE EXISTENCE OF A REMAINING OUTSTANDING COST REIMBURSEMENT BALANCE OF $4,768,323.73 TO MASTERSON HAZEL PARTNERS LP 2021, THESE WELLS DO NOT REFLECT A POSITIVE PRESENT VALUE TO TORCHLIGHT ENERGY RESOURCES, INC.

PRODUCTS PRICE

PRODUCTS PRICE Prices used by TER are based on the twelve months unweighted average of the first day of the month prices for oil (WTI) was used in calculating the 2021 average price resulting in $63.04 per barrel.

Oil and gas price differentials were calculated from the actual prices realized and were utilized in this evaluation. The average oil and gas prices were held constant throughout the economic life of the leases

OPERATING EXPENSES and CAPITAL COSTS reoccurring lease operating expenses were provided by the company and accepted when they seemed reasonable for the type of operation and area. Lease operating expenses were held constant throughout the life of the reserve.

TAXES

Production and ad valorem taxes were based on the Texas regulatory rates. Hedge values were not considered in this evaluation.

Note that oil and gas reserves, as well as gross and net revenues, are ESTIMATES that may change as additional production and other technical data become available or due to prices change. All estimates are subject to change due to the inherent uncertainty in the application of judgmental factors as well as the regulatory environment.

PEI did not physically visit the field, PEI accepted as true all ownership interests. PEI has not evaluated any potential environmental liability. PEI does not own an economic interest in any of the

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company’s assets. PEI used standard engineering and geoscience methods, or a combination of methods, including performance analysis, volumetric analysis, and analogy, that PEI considered to be appropriate and necessary to establish the conclusions set forth herein.

As of December 31, 2021

	PROVED DEVELOPED PRODUCING		PROVED UNDEVELOPED
	OIL, Mbbl	GAS MMcf	OIL, Mbbl	GAS,MMcf
GROSS ULTIMATE RESERVES	346.3	NA	NA	NA
GROSS REMAINING RESERVES	253.1	NA	NA	NA
NET REMAINING RESERVES	151.9	NA	NA	NA

Values of the proved reserves in this report are expressed in terms of ESTIMATED future gross revenue, future net revenue, and present worth using a discount factor of 10%. Future gross revenue is the revenue that will accrue to the appraised interests from the production and sale of the estimated net reserves. Net revenue is the gross revenue less production and ad valorem taxes, operating expenses, and capital costs. Operating expenses include direct field expenses but exclude general administration costs. Federal income tax was not included in this analysis.

AS OF DECEMBER 31, 2021

	PROVED
	DEVELOPED PRODUCING	UNDEVELOPED
FUTURE GROSS INCOME, M$	9098.1	NA
PRODUCTION AND ADVALOREM TAX, M$	419.8	NA
OPERATING EXPENSES, M$	4361.8	NA
CAPITAL COST, M$	0	NA
FUTURE NET REVENUE, M$	4316.6	NA
PRESENT VALOE, DISC AT 10%, M$	2896.8	NA

This report is followed by detailed cash flow for each well, followed by production plots. Qualifications of the evaluator are also attached.

Submitted,

/s/ Amiel David
Amiel David, Ph.D., P.E. #50970

For PeTech Enterprises, Inc. Registration# F-15360

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		Estimated 8/8 Ths Production			Net Production
		Oil	NGL	Gas	Oil	NGL	Gas	Oil	NGL	Gas
Year	Wells	Mbbl	Mgal	MMcf	Mbbl	Mgal	MMcf	$/bbl	$/gal	$/Mcf
2021	0	0.12	0.00	0.00	0.07	0.00	0.00	59.86	0.00	0.00
2022	2	32.86	0.00	0.00	19.71	0.00	0.00	59.88	0.00	0.00
2023	2	24.05	0.00	0.00	14.43	0.00	0.00	59.89	0.00	0.00
2024	2	19.94	0.00	0.00	11.97	0.00	0.00	59.89	0.00	0.00
2025	2	17.35	0.00	0.00	10.41	0.00	0.00	59.89	0.00	0.00
2026	2	15.59	0.00	0.00	9.35	0.00	0.00	59.89	0.00	0.00
2027	2	14.27	0.00	0.00	8.56	0.00	0.00	59.89	0.00	0.00
2028	2	13.28	0.00	0.00	7.97	0.00	0.00	59.89	0.00	0.00
2029	2	12.41	0.00	0.00	7.45	0.00	0.00	59.89	0.00	0.00
2030	2	11.72	0.00	0.00	7.03	0.00	0.00	59.89	0.00	0.00
2031	2	11.12	0.00	0.00	6.67	0.00	0.00	59.89	0.00	0.00
2032	2	10.59	0.00	0.00	6.36	0.00	0.00	59.89	0.00	0.00
2033	2	10.04	0.00	0.00	6.02	0.00	0.00	59.89	0.00	0.00
2034	2	9.53	0.00	0.00	5.72	0.00	0.00	59.89	0.00	0.00
2035	2	9.06	0.00	0.00	5.43	0.00	0.00	59.89	0.00	0.00
Sub-T		211.93	0.00	0.00	127.16	0.00	0.00	59.89	0.00	0.00
After		41.17	0.00	0.00	24.70	0.00	0.00	60.03	0.00	0.00
Total		253.10	0.00	0.00	151.86	0.00	0.00	59.91	0.00	0.00
Cum.		93.25	0.00	0.00
Ult.		346.34	0.00	0.00

		Company Future Gross Revenue				Prod & Adv Taxes		Revenue
Year	Oil	NGL	Gas	Other	Total	Prod Tax	Adv Tax	after Sev & Adv
	M$	M$	M$	M$	M$	M$	M$	M$
2021	4.41	0.00	0.00	0.00	4.41	0.20	0.00	4.20
2022	1,180.49	0.00	0.00	0.00	1,180.49	54.46	0.00	1,126.02
2023	864.20	0.00	0.00	0.00	864.20	39.87	0.00	824.33
2024	716.60	0.00	0.00	0.00	716.60	33.06	0.00	683.54
2025	623.30	0.00	0.00	0.00	623.30	28.76	0.00	594.55
2026	560.10	0.00	0.00	0.00	560.10	25.84	0.00	534.26
2027	512.94	0.00	0.00	0.00	512.94	23.66	0.00	489.28
2028	477.27	0.00	0.00	0.00	477.27	22.02	0.00	455.25
2029	445.99	0.00	0.00	0.00	445.99	20.58	0.00	425.42
2030	421.09	0.00	0.00	0.00	421.09	19.43	0.00	401.66
2031	399.63	0.00	0.00	0.00	399.63	18.44	0.00	381.19
2032	380.67	0.00	0.00	0.00	380.67	17.56	0.00	363.11
2033	360.64	0.00	0.00	0.00	360.64	16.64	0.00	344.00
2034	342.62	0.00	0.00	0.00	342.62	15.81	0.00	326.81
2035	325.50	0.00	0.00	0.00	325.50	15.02	0.00	310.48
Sub-T	7,615.45	0.00	0.00	0.00	7,615.45	351.34	0.00	7,264.10
After	1,482.69	0.00	0.00	0.00	1,482.69	1,482.69	0.00	1,414.28
Total	9,098.13	0.00	0.00	0.00	9,098.13	419.72	0.00	8,678.39

Deductions					Future Net Income Before Income Taxes
	Lease	Net	Trans.	Net	Undiscounted		Discounted Ann	Disc. Cum.
Year	Net Costs M$	Investments M$	Costs M$	Profits M$	Annual M$	Cumulative M$	@ 10.00% M$	Annual @ 10.00% M$
2021	0.62	0.00	0.00	0.00	3.58	3.58	3.58	3.58
2022	230.40	0.00	0.00	0.00	895.62	895.62	857.36	860.94
2023	230.40	0.00	0.00	0.00	593.93	593.93	516.13	1,377.07
2024	230.40	0.00	0.00	0.00	453.14	453.14	357.74	1,734.82
2025	230.40	0.00	0.00	0.00	364.15	364.15	261.22	1,996.04
2026	230.40	0.00	0.00	0.00	303.86	303.86	198.13	2,194.16
2027	230.40	0.00	0.00	0.00	258.88	258.88	153.44	2,347.60
2028	230.40	0.00	0.00	0.00	224.85	224.85	121.14	2,468.75
2029	230.40	0.00	0.00	0.00	195.02	195.02	95.49	2,564.24
2030	230.40	0.00	0.00	0.00	171.26	171.26	76.24	2,640.48
2031	230.40	0.00	0.00	0.00	150.79	150.79	61.02	2,701.50
2032	230.40	0.00	0.00	0.00	132.71	132.71	48.83	2,750.33
2033	230.40	0.00	0.00	0.00	113.60	113.60	37.99	2,788.33
2034	230.40	0.00	0.00	0.00	96.41	96.41	29.32	2,817.64
2035	230.40	0.00	0.00	0.00	80.08	80.08	22.14	2,839.79
Sub-T	3,226.22	0.00	0.00	0.00	4,037.88	4,037.88	2,839.79	2,839.79
After	1,135.59	0.00	0.00	0.00	278.69	278.69	57.02	57.02
Total	4,361.81	0.00	0.00	0.00	4,316.58	4,316.58	2,896.81	2,896.81

Eco. Indicators		Present Worth Profile (M$)
Return on Investment (disc):	0.000	PW	5.00%		3,451.35
Return on Investment (undisc):	0.000	PW	8.00	% :	3,092.24
Years to Payout :	0.00	PW	9.00	% :	2,990.77
Internal Rate of Return (%):	0.00	PW	12.00	%:	2,728.45
		PW	15.00	%:	2,515.83
		PW	20.00	% :	2,239.27

Date: 04/28/2022    1:04:40PM

FLYING ‘B’ RANCH 3H – 3H GARDEN CITY, S. Field, STERLING (TX) Co., TX Operator: MAVERICK OPERATING, LLC Reservoir: WOLFCAMP	TORCHLIGHT ENERGY, INC Reserve and Economic Projection As of 12/31/2021 Custom Selection	Proved Producing

	Estimated 8/8 Ths Production				Net Production
		Estimated 8/8 Ths Production			Net Production
		Oil	NGL	Gas	Oil	NGL	Gas	Oil	NGL	Gas
Year	Wells	Mbbl	Mgal	MMcf	Mbbl	Mgal	MMcf	$/bbl	$/gal	$/Mcf
2021	0	0.06	0.00	0.00	0.03	0.00	0.00	59.64	0.00	0.00
2022	1	13.86	0.00	0.00	8.32	0.00	0.00	59.64	0.00	0.00
2023	1	9.90	0.00	0.00	5.94	0.00	0.00	59.64	0.00	0.00
2024	1	8.11	0.00	0.00	4.87	0.00	0.00	59.64	0.00	0.00
2025	1	7.02	0.00	0.00	4.21	0.00	0.00	59.64	0.00	0.00
2026	1	6.28	0.00	0.00	3.77	0.00	0.00	59.64	0.00	0.00
2027	1	5.74	0.00	0.00	3.44	0.00	0.00	59.64	0.00	0.00
2028	1	5.33	0.00	0.00	3.20	0.00	0.00	59.64	0.00	0.00
2029	1	4.97	0.00	0.00	2.98	0.00	0.00	59.64	0.00	0.00
2030	1	4.69	0.00	0.00	2.82	0.00	0.00	59.64	0.00	0.00
2031	1	4.45	0.00	0.00	2.67	0.00	0.00	59.64	0.00	0.00
2032	1	4.24	0.00	0.00	2.54	0.00	0.00	59.64	0.00	0.00
2033	1	4.02	0.00	0.00	2.41	0.00	0.00	59.64	0.00	0.00
2034	1	3.82	0.00	0.00	2.29	0.00	0.00	59.64	0.00	0.00
2035	1	3.63	0.00	0.00	2.18	0.00	0.00	59.64	0.00	0.00
Sub-T		86.11	0.00	0.00	51.67	0.00	0.00	59.64	0.00	0.00
After		3.17	0.00	0.00	1.90	0.00	0.00	59.64	0.00	0.00
Total		89.28	0.00	0.00	53.57	0.00	0.00	59.64	0.00	0.00
Cum.		64.89	0.00	0.00
Ult.		154.17	0.00	0.00

	Company Future Gross Revenue					Prod & Adv Taxes		Revenue
Year	Oil M$	NGL M$	Gas M$	Other M$	Total M$	Prod Tax M$	Adv Tax M$	after Sev & Adv M$
2021	2.07	0.00	0.00	0.00	2.07	0.10	0.00	1.98
2022	496.05	0.00	0.00	0.00	496.05	22.89	0.00	473.16
2023	354.17	0.00	0.00	0.00	354.17	16.34	0.00	337.83
2024	290.32	0.00	0.00	0.00	290.32	13.39	0.00	276.93
2025	251.04	0.00	0.00	0.00	251.04	11.58	0.00	239.46
2026	224.78	0.00	0.00	0.00	224.78	10.37	0.00	214.41
2027	205.36	0.00	0.00	0.00	205.36	9.47	0.00	195.89
2028	190.75	0.00	0.00	0.00	190.75	8.80	0.00	181.95
2029	178.01	0.00	0.00	0.00	178.01	8.21	0.00	169.80
2030	167.90	0.00	0.00	0.00	167.90	7.75	0.00	160.15
2031	159.26	0.00	0.00	0.00	159.26	7.35	0.00	151.92
2032	151.71	0.00	0.00	0.00	151.71	7.00	0.00	144.71
2033	143.73	0.00	0.00	0.00	143.73	6.63	0.00	137.09
2034	136.54	0.00	0.00	0.00	136.54	6.30	0.00	130.24
2035	129.72	0.00	0.00	0.00	129.72	5.98	0.00	123.74
Sub-T	3,081.42	0.00	0.00	0.00	3,081.42	142.17	0.00	2,939.25
After	113.35	0.00	0.00	0.00	113.35	5.23	0.00	108.12
Total	3,194.77	0.00	0.00	0.00	3,194.77	147.39	0.00	3,047.37

Deductions					Future Net Income Before Income Taxes
	Lease	Net	Trans.	Net	Undiscounted		Discounted Ann	Disc. Cum.
Year	Net Costs M$	Investments M$	Costs M$	Profits M$	Annual M$	Cumulative M$	@ 10.00% M$	Annual @ 10.00% M$
2021	0.31	0.00	0.00	0.00	1.67	1.67	1.67	1.67
2022	115.20	0.00	0.00	0.00	357.96	359.63	342.78	344.45
2023	115.20	0.00	0.00	0.00	222.63	582.26	193.54	537.99
2024	115.20	0.00	0.00	0.00	161.73	743.99	127.72	665.72
2025	115.20	0.00	0.00	0.00	124.26	868.25	89.16	754.88
2026	115.20	0.00	0.00	0.00	99.21	967.46	64.71	819.59
2027	115.20	0.00	0.00	0.00	80.69	1,048.14	47.84	867.42
2028	115.20	0.00	0.00	0.00	66.75	1,114.89	35.97	903.40
2029	115.20	0.00	0.00	0.00	54.60	1,169.49	26.74	930.14
2030	115.20	0.00	0.00	0.00	44.95	1,214.44	20.02	950.15
2031	115.20	0.00	0.00	0.00	36.72	1,251.16	14.86	965.02
2032	115.20	0.00	0.00	0.00	29.51	1,280.67	10.87	975.88
2033	115.20	0.00	0.00	0.00	21.89	1,302.56	7.33	983.21
2034	115.20	0.00	0.00	0.00	15.04	1,317.61	4.58	987.79
2035	115.20	0.00	0.00	0.00	8.54	1,326.15	2.37	990.16
Sub-T	1,613.11	0.00	0.00	0.00	1,326.15	1,326.15	990.16	990.16
After	105.60	0.00	0.00	0.00	2.52	2.52	0.64	0.64
Total	1,718.71	0.00	0.00	0.00	1,328.66	1,328.66	990.80	990.80

Eco. Indicators			Ownership Interests			Present Worth Profile (M$)
			Initial	1st Rev.	2nd Rev.
Return on Investment (disc):	0.000					PW	5.00%		1,131.93
Return on Investment (undisc):	0.000	W. I. :	0.80000000	0.00000000	0.00000000	PW	8.00	% :	1,042.08
Years to Payout :	0.00	Net R. I. :	0.60000000	0.00000000	0.00000000	PW	9.00	% :	1,015.67
Internal Rate of Return (%):	0.00	Rev. Date :				PW	12.00	%:	945.17
						PW	15.00	%:	885.50
						PW	20.00	% :	804.29

Date: 04/28/2022    1:04:40PM

FLYING ‘B’ RANCH 4H – 4H GARDEN CITY, S. Field, STERLING (TX) Co., TX Operator: Reservoir: WOLFCAMP	TORCHLIGHT ENERGY, INC Reserve and Economic Projection As of 12/31/2021 Custom Selection	Proved Producing

	Estimated 8/8 Ths Production				Net Production
		Estimated 8/8 Ths Production			Net Production
		Oil	NGL	Gas	Oil	NGL	Gas	Oil	NGL	Gas
Year	Wells	Mbbl	Mgal	MMcf	Mbbl	Mgal	MMcf	$/bbl	$/gal	$/Mcf
2021	0	0.06	0.00	0.00	0.04	0.00	0.00	60.06	0.00	0.00
2022	1	18.99	0.00	0.00	11.40	0.00	0.00	60.06	0.00	0.00
2023	1	14.15	0.00	0.00	8.49	0.00	0.00	60.06	0.00	0.00
2024	1	11.83	0.00	0.00	7.10	0.00	0.00	60.06	0.00	0.00
2025	1	10.33	0.00	0.00	6.20	0.00	0.00	60.06	0.00	0.00
2026	1	9.31	0.00	0.00	5.58	0.00	0.00	60.06	0.00	0.00
2027	1	8.54	0.00	0.00	5.12	0.00	0.00	60.06	0.00	0.00
2028	1	7.95	0.00	0.00	4.77	0.00	0.00	60.06	0.00	0.00
2029	1	7.44	0.00	0.00	4.46	0.00	0.00	60.06	0.00	0.00
2030	1	7.03	0.00	0.00	4.22	0.00	0.00	60.06	0.00	0.00
2031	1	6.67	0.00	0.00	4.00	0.00	0.00	60.06	0.00	0.00
2032	1	6.35	0.00	0.00	3.81	0.00	0.00	60.06	0.00	0.00
2033	1	6.02	0.00	0.00	3.61	0.00	0.00	60.06	0.00	0.00
2034	1	5.72	0.00	0.00	3.43	0.00	0.00	60.06	0.00	0.00
2035	1	5.43	0.00	0.00	3.26	0.00	0.00	60.06	0.00	0.00
Sub-T		125.82	0.00	0.00	75.49	0.00	0.00	60.06	0.00	0.00
After		38.00	0.00	0.00	22.80	0.00	0.00	60.06	0.00	0.00
Total		163.82	0.00	0.00	98.29	0.00	0.00	60.06	0.00	0.00
Cum.		28.36	0.00	0.00
Ult.		192.18	0.00	0.00

	Company Future Gross Revenue					Prod & Adv Taxes		Revenue
Year	Oil M$	NGL M$	Gas M$	Other M$	Total M$	Prod Tax M$	Adv Tax M$	after Sev & Adv M$
2021	2.33	0.00	0.00	0.00	2.33	0.11	0.00	2.23
2022	684.44	0.00	0.00	0.00	684.44	31.58	0.00	652.86
2023	510.03	0.00	0.00	0.00	510.03	23.53	0.00	486.50
2024	426.28	0.00	0.00	0.00	426.28	19.67	0.00	406.61
2025	372.26	0.00	0.00	0.00	372.26	17.17	0.00	355.08
2026	335.32	0.00	0.00	0.00	335.32	15.47	0.00	319.85
2027	307.58	0.00	0.00	0.00	307.58	14.19	0.00	293.39
2028	286.52	0.00	0.00	0.00	286.52	13.22	0.00	273.31
2029	267.98	0.00	0.00	0.00	267.98	12.36	0.00	255.62
2030	253.19	0.00	0.00	0.00	253.19	11.68	0.00	241.51
2031	240.36	0.00	0.00	0.00	240.36	11.09	0.00	229.27
2032	228.96	0.00	0.00	0.00	228.96	10.56	0.00	218.40
2033	216.91	0.00	0.00	0.00	216.91	10.01	0.00	206.90
2034	206.07	0.00	0.00	0.00	206.07	9.51	0.00	196.57
2035	195.78	0.00	0.00	0.00	195.78	9.03	0.00	186.74
Sub-T	4,534.03	0.00	0.00	0.00	4,534.03	209.18	0.00	4,324.85
After	1,369.34	0.00	0.00	0.00	1,369.34	63.17	0.00	1,306.16
Total	5,903.37	0.00	0.00	0.00	5,903.37	272.35	0.00	5,631.01

Deductions					Future Net Income Before Income Taxes
	Lease	Net	Trans.	Net	Undiscounted		Discounted Ann	Disc. Cum.
Year	Net Costs M$	Investments M$	Costs M$	Profits M$	Annual M$	Cumulative M$	@ 10.00% M$	Annual @ 10.00% M$
2021	0.31	0.00	0.00	0.00	1.92	1.92	1.92	1.92
2022	115.20	0.00	0.00	0.00	537.66	539.58	514.58	516.49
2023	115.20	0.00	0.00	0.00	371.30	910.88	322.58	839.08
2024	115.20	0.00	0.00	0.00	291.41	1,202.29	230.02	1,069.10
2025	115.20	0.00	0.00	0.00	239.88	1,442.18	172.06	1,241.16
2026	115.20	0.00	0.00	0.00	204.65	1,646.82	133.42	1,374.58
2027	115.20	0.00	0.00	0.00	178.19	1,825.02	105.60	1,480.18
2028	115.20	0.00	0.00	0.00	158.11	1,983.12	85.17	1,565.35
2029	115.20	0.00	0.00	0.00	140.42	2,123.54	68.75	1,634.10
2030	115.20	0.00	0.00	0.00	126.31	2,249.85	56.22	1,690.32
2031	115.20	0.00	0.00	0.00	114.07	2,363.92	46.16	1,736.48
2032	115.20	0.00	0.00	0.00	103.20	2,467.12	37.97	1,774.45
2033	115.20	0.00	0.00	0.00	91.70	2,558.83	30.67	1,805.12
2034	115.20	0.00	0.00	0.00	81.37	2,640.20	24.74	1,829.85
2035	115.20	0.00	0.00	0.00	71.54	2,711.74	19.78	1,849.63
Sub-T	1,613.11	0.00	0.00	0.00	2,711.74	2,711.24	1,849.63	1,849.63
After	1,029.99	0.00	0.00	0.00	276.18	276.18	56.38	56.38
Total	2,643.10	0.00	0.00	0.00	2,987.92	2,987.92	1,906.01	1,906.01

			Ownership Interests			Present Worth Profile (M$)
Eco. Indicators			Initial	1st Rev.	2nd Rev.
Return on Investment (disc):	0.000					PW	5.00%		2,319.42
Return on Investment (undisc):	0.000	W. I. :	0.80000000	0.00000000	0.00000000	PW	8.00	% :	2,050.16
Years to Payout :	0.00	Net R. I. :	0.60000000	0.00000000	0.00000000	PW	9.00	% :	1,975.10
Internal Rate of Return (%):	0.00	Rev. Date :				PW	12.00	%:	1,783.28
						PW	15.00	%:	1,630.33
						PW	20.00	% :	1,434.98

04/28/2022 1:06:44PM Project Name: TORCHLIGHT ENERGY, INC Ownership Group: All Cases	Economic One-Liners As of Date: 12/31/2021

		Net Reserves		Net Revenue					Cash Flow
Lease Name Risked/UnRisked	Reserve Category	Oil, Cond, NGL * (Mbbl)	Gas (MMcf)	Oil, Cond NGL * (M$)	Gas (M$)	Other (M$)	Expense & Tax (M$)	Invest. (M$)	Non-Disc. (M$)	Disc. CF (M$)	Life (years)
FLYING ‘B’ RANCH 3H – 3H	P-DP	53.57	0.00	3,914.77	0.00	0.00	1,866.10	0.00	1,328.66	990.80	14.92
Grand Total	Total	98.29	0.00	5,903.37	0.00	0.00	2,915.45	0.00	2,987.92	1,906.01	22.94
FLYING ‘B’ RANCH 4H – 4 H	P-DP	98.29	0.00	5,903.37	0.00	0.00	2,915.45	0.00	2,987.92	1,906.01	22.94

*	Assumes Oil, Condensate and NGL are all using the same units.

1

Case Name: FLYING ‘B’ RANCH 3H Field: GARDEN CITY, S. County, State: STERLING (TX), WX	Oper: MAVERICK OPERATING, LLC Disc Value: 990.80 M$

Water (bbl/mon)
Gas (Mcf/mon)
Water Cut (%)
Oil (bbl/mon)
100
10
1000
100
10000
1000
10
1000
1
100
.1
10
17
21
25
29
33
37
41
45
49
53
57
61
65

Case Name: FLYING ‘B’ RANCH 4H Field: GARDEN CITY, S. County, State: STERLING (TX), WX	Oper: Disc Value: 1,906.01 M$

Water (bbl/mon)
Gas (Mcf/mon)
Water Cut (%)
Oil (bbl/mon)
100000
1000
10000
100
1000
10
10
1000
1
100
.1
10
17
21
25
29
33
37
41
45
49
53
57
61
65

Appraiser Qualifications

Amiel David Amiel David is a Registered Petroleum Engineer in the State of Texas, having a license # 50970. Amiel is the owner of PeTech Enterprises, Inc having a Firm Registration number F-15360. Amiel has been practicing petroleum engineering since his college graduation and as a Professional Registered Engineer since 1982. His consulting practice covers all major basins in the US and Canada. He also performed evaluation on assets outside North America. Amiel graduated from the U of Tulsa with a BS in Petroleum Engineering, from the U of Pennsylvania with a MSE in Chemical Engineering, from Stanford U with a PhD in Petroleum Engineering and an MBA from the U of Pittsburgh. Amiel is a member of the Society of Petroleum Engineers and The Society of Petroleum Evaluation Engineers. He has authored over twenty papers on subjects related to his profession.